Exhibit 5.2

May 24, 2024

IPALCO Enterprises, Inc.
One Monument Circle
Indianapolis, IN  46204

Re:
IPALCO Enterprises, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Indiana counsel to IPALCO Enterprises, Inc. (“IPALCO”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by IPALCO with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance by IPALCO of up to $400,000,000 aggregate principal amount of its 5.750% Senior Secured Notes due 2034 (the “New Notes”). The New Notes will be offered by IPALCO in exchange for $400,000,000 aggregate principal amount of its outstanding 5.750% Senior Secured Notes due 2034 which have not been registered under the Securities Act. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

The New Notes will be issued under an Indenture, dated March 14, 2024 (the “Indenture”), between IPALCO and U.S. Bank Trust Company, National Association, as trustee. We have assumed, with your permission, that (i) the Indenture has not been further amended, modified or supplemented, and (ii) the New Notes have been issued pursuant to Article 2 of the Indenture and otherwise in compliance with the provisions of the Indenture.

In rendering our opinions expressed below, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinions hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and (v) the authenticity of the originals of such latter documents. With regard to certain factual matters, we have relied, without independent investigation or verification, upon certificates, statements and representations of representatives of IPALCO, including without limitation those factual matters included in the Registration Statement.

Based on the foregoing, we are of the opinion that:

1.          IPALCO is a corporation duly incorporated and validly existing under the laws of the State of Indiana and has all requisite corporate power and authority to conduct its business and to own its properties (all as described in the Registration Statement) and to perform all of its obligations under the New Notes and the Indenture.

2.          IPALCO has duly authorized, executed and delivered the Indenture and has duly authorized the issuance of the New Notes.

In rendering the foregoing opinions we express no opinion as to the effect (if any) of laws of any jurisdiction except those of the State of Indiana. This opinion letter has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to reliance on this opinion letter and the opinions provided herein by Davis Polk & Wardwell LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement.

We hereby consent to the references in the Registration Statement, to our Firm under the caption “Validity of Securities” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP